Exhibit 99.1
KKR NGT (DREAM) BLOCKER PARENT L.P.

By:	KKR Associates NGT L.P., its general partner
By:	KKR Next Gen Tech Growth Limited, its general partner
07/29/2024
By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NGT (DREAM) BLOCKER PARENT (EEA) L.P.		07/29/2024
By:	KKR Associates NGT L.P., its general partner
By:	KKR Next Gen Tech Growth Limited, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES NGT L.P.		07/29/2024
By:	KKR Next Gen Tech Growth Limited, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NEXT GEN TECH GROWTH LIMITED		07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME AG FINANCING LP		07/29/2024
By:	K-PRIME Hedge-Finance GP Limited, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME HEDGE-FINANCE GP LIMITED		07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME AGGREGATOR L.P.		07/29/2024
By:	K-PRIME GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME GP LLC		07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES GROUP L.P.		07/29/2024
By:	KKR Associates Group GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR ASSOCIATES GROUP GP LLC		07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary